EXHIBIT 5(a)








                                 April 12, 1999



General Motors Corporation
767 Fifth Avenue
New York, New York  10153-0075

Gentlemen:


         As Attorney, Legal Staff of General Motors Corporation, I am familiar with the Registration Statement, dated April 16, 1999, being filed by GM with the Securities and Exchange Commission, relating to (1) interests in the Hughes Non-Bargaining Employees Thrift and Savings Plan (the "Non-Bargaining Plan") and Hughes Bargaining Employees Thrift and Savings Plan (the Bargaining Plan") (2) 1,000,000 shares of General Motors Class H common stock, $0.10 par value, to be registered for the Plans.

         It is my opinion that the interests in the Plans and the Class H common stock to be registered, when sold or issued hereafter in accordance with the provisions of said Plans, in accordance with Delaware law and upon payment of the consideration for such shares as contemplated by said Plans, will be validly issued, fully paid and nonassessable.

         I hereby consent to the use of this opinion as Exhibit 5(a) of the abovementioned Registration Statement.


                                            Very truly yours,




                                            /s/MARTIN I. DARVICK
                                              Martin I. Darvick
                                            Attorney, Legal Staff




















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